EXHIBIT 23.1 Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-169595 and No. 333-191167) of Hubbell Incorporated and its subsidiaries of our report dated February 19, 2015 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Hartford, CT
February 19, 2015